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                                                                   Exhibit 99.01

                           R.H. DONNELLEY CORPORATION



                             2001 PARTNERSHARE PLAN
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                           R.H. DONNELLEY CORPORATION



                             2001 PARTNERSHARE PLAN


1.   PURPOSE.

         The purposes of the R.H. Donnelley Corporation 2001 PartnerShare Plan (the "PLAN") are to promote the interests of R.H. Donnelley Corporation (the "COMPANY") and its stockholders by rewarding, retaining and motivating a broad spectrum of employees of the Company and its Subsidiaries by enabling such employees to participate in the long-term growth and financial success of the Company.

2.   DEFINITIONS.

         As used in the Plan, the following terms shall have the meanings set forth below:

         "BOARD" shall mean the Board of Directors of the Company.

         "CAUSE" shall mean:

         (a) At all times other than upon and during the two years immediately following a "Change of Control":

                  (i) Any act or omission by the Participant constituting dishonesty, fraud or other malfeasance at the expense of the Company or any of its subsidiaries;

                  (ii) Commission of a crime classified as a felony under the laws of the United States or any state thereof or any other jurisdiction in which the Company or a subsidiary conducts business which materially impairs the value of the Participant's services to the Company or any of its subsidiaries; or

                  (iii) Substantial failure to observe policies of the Company or the substantial failure of the Participant to perform assigned duties, other than due to physical or mental incapacity.

         (b) Upon and during the two years immediately following a "Change in Control":

                  (i) The Participant's willful and continued failure substantially to perform the duties of his or her position after notice and opportunity to cure;

                  (ii) Any willful act or omission by the Participant constituting dishonesty, fraud or other malfeasance, which in any such case is demonstrably injurious to the financial condition or business reputation of the Company or any of its affiliates; or

                  (iii) Commission of a crime classified as a felony under the laws of the United States or any state thereof or any other jurisdiction in which the Company or a subsidiary conducts business which materially impairs the value of the Participant's services to the Company or any of its subsidiaries;
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         provided, however, that, for purposes of this definition, no act or failure to act shall be deemed "willful" unless effected by the Participant not in good faith and without a reasonable belief that such action or failure to act was in or not opposed to the Company's best interests, and no act or failure to act shall be deemed "willful" if it results from any incapacity of the Participant due to physical or mental illness.

         "CHANGE IN CONTROL" shall mean the occurrence of any of the following events after the effective date of the Plan:

                  (i) Any "person," as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

                  (ii) During any period of two consecutive years commencing on the effective date of the Plan, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person (as defined above) who has entered into an agreement with the Company to effect a transaction described in subsections (i), (iii) or (iv) of this definition) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof;

                  (iii) The shareholders of the Company have approved a merger or consolidation of the Company with any other company and all other required governmental approvals of such merger or consolidation have been obtained, other than (A) a merger of consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (as defined above) becomes the beneficial owner (as defined above) of more than 20% of the combined voting power of the Company's then outstanding securities; or

                  (iv) The shareholders of the Company have approved a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, and all other required governmental approvals of such transaction have been obtained.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "COMMITTEE" shall mean the Compensation and Benefits Committee of the Board or such other committee of the Board as may be designated by the Board from time to time. Any duty or responsibility allocated to the Committee under the Plan may also be performed or exercised by the Board.

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         "EMPLOYEE" shall mean, each employee of the Company or a Subsidiary, as of the effective date of the Plan, other than an employee who participates or has been selected to participate in the Company's 1991 Key Employees' Stock Option Plan, as amended and restated, or the Company's 2001 Stock Award and Incentive Plan adopted as of the date hereof, subject to stockholder approval.

         "FAIR MARKET VALUE" of Common Stock means, as of a given date, the most recent closing price per share of Company Common Stock reported on a consolidated basis for securities listed on the principal stock exchange or market on which Stock is traded, unless the Committee shall specify an alternative methodology for determining fair market value.

         "OPTION" shall mean an option granted under the Plan, representing the right to purchase Shares from the Company, in accordance with the terms of the Plan.

         "PARTICIPANT" shall mean each Employee granted an Option which remains outstanding under the Plan.

         "SHARE" shall mean a share of common stock, par value $1.00 per share, of the Company, or any other equity securities of the Company substituted or resubstituted for a Share under Section 5(b).

         "SUBSIDIARY" shall mean any corporation or other entity in which the Company possesses directly or indirectly a significant equity interest, as determined by the Committee.

3.   ADMINISTRATION.

         The Plan shall be administered by the Committee. The Committee will interpret this Plan and may from time to time adopt such rules and regulations for carrying out the terms and provisions of this Plan as it may deem best. All determinations by the Committee shall be made by the affirmative vote of a majority of its members, but any determination reduced to writing and signed by a majority of its members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. Subject to any applicable provisions of the Company's By-Laws or of this Plan, all determinations by the Committee pursuant to the provisions of this Plan, and all related orders or resolutions of the Committee, shall be final, conclusive and binding on all persons, including the Company and its stockholders, employees and Participants.

4.   ELIGIBILITY.

         Each Employee shall be eligible to be granted an Option hereunder in accordance with the provisions of Section 6.

5.   AUTHORIZED SHARES.

         (a) Shares Available for Options. Subject to adjustment as provided in
Section 5(b), the number of Shares that may be granted under the Plan shall be 140,000.

         (b) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, Subsidiary securities, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available

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under the Plan, then the Committee may, in its sole discretion and in such manner as it may deem equitable, adjust any or all of (i) the aggregate number of Shares authorized for issuance in connection with Options granted hereunder,
(ii) the number of Shares subject to each outstanding Option and the vesting schedule therefor, as set forth in Section 6, and (iii) the exercise price with respect to any Option or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Option.

6.   OPTIONS.

         (a) Options shall be granted to each Employee. Each Option shall represent the right to purchase 250 Shares (subject to adjustment as provided in clause (b) above) from the Company. Each option shall become exercisable ("vest") with respect to 25%of the Shares (subject to adjustment) covered by such option of the first four anniversaries of the date of grant, subject to accelerated exercisability under Section 6(b) or 6(c). Options shall expire on the tenth anniversary of the date of grant. The exercise price per Share of each Option shall be 100% of the Fair Market Value of a Share at the date of grant. Options shall be nonqualified options, not intended to comply with the provisions of Section 422 of the Code.

         (b) Upon termination of a Participant's employment with the Company or a Subsidiary, the Participant's Option shall be subject to the following:

                  (i) Exercisability Upon Termination of Employment by Death. If a Participant's employment by the Company or a Subsidiary terminates by reason of death, the Option thereafter may be exercised for one year after the date of death or the remaining stated period of the Option, whichever period is shorter, to the full extent of the Option regardless of the extent to which it was exercisable at the time of death.

                  (ii) Exercisability Upon Termination of Employment by Disability or Retirement. If a Participant's employment by the Company or a Subsidiary terminates by reason of disability or retirement, the Option thereafter may be exercised during the remaining stated period of the Option, to the full extent of the Option regardless of the extent to which it was exercisable at the time of termination of employment. For purposes of this
Section 6, "retirement" shall mean voluntary termination of employment with the Company or a Subsidiary (A) after the Participant has attained age 55 with the approval of the Committee or (B) after the Participant has attained age 65. A participant shall not be considered disabled for purposes of this Section 6 unless he or she furnishes such medical or other evidence of the existence of the disability as the Committee, in its sole discretion, may require.

                  (iii) Effect of Other Termination of Employment. If a Participant's employment terminates for any reason other than disability, death or retirement, (A) if such termination is for Cause, the Option shall terminate upon such termination of employment; and (B) if such termination is for reasons other than for Cause, unless otherwise determined by the Committee, the Option shall be exercisable during the period of 90 days after such termination but in no event after the end of the stated term of the Option and in any event only to the extent to which the Option was exercisable at the time of termination of employment; provided, however, that in the event of a Participant's leave of absence, (C) if the Participant returns to service at the scheduled ending date of such leave of absence, the Participant's employment shall not be considered to have terminated, and (D) if the Participant fails to return to service at such scheduled ending date, Participant's employment shall be considered to have terminated at the date such leave of absence began, in which case the Option shall be exercisable during the period of 90 days after such termination or 30 days

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after such ending date, whichever is longer, but in no event after the end of the stated term of the Option and in any event only to the extent to which the Option was exercisable at the time of termination of employment.

         (c) In the event of a Change in Control, each Option shall become fully exercisable immediately upon such Change in Control.

         (d) Except as otherwise provided in the Plan, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. The exercise price for the Shares as to which the Option is exercised shall be paid to the Company in full, or adequate provision for such payment made, at the time of exercise at the election of the participant (i) in cash, (ii) in Shares having a Fair Market Value equal to the exercise price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, or (iii) partly in cash and partly in such Shares. The Committee may permit the Participant to elect, subject to such terms and conditions as the Committee shall determine, to have the number of Shares deliverable to the participant as a result of the exercise reduced by a number sufficient to pay the amount the Company determines to be necessary to withhold for federal, state or local taxes as a result of the exercise of the stock option. No Participant shall have any rights to dividends or other rights of a shareholder with respect to Shares subject to an Option until the participant has given written notice of exercise of the Option, paid in full for such shares or made adequate provision therefor.

7.   AMENDMENTS.

         The Committee may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment that would materially adversely affect a Participant with respect to a vested Option shall be made without the consent of the affected Participant.

8.   GENERAL.

         (a) Each Option hereunder shall be evidenced by a writing delivered to the Participant, which need not be executed by the Participant, that shall specify or refer to the terms and conditions thereof and any rules applicable thereto.

         (b) The Company may establish appropriate procedures to provide for payment or withholding of such income or other taxes as may be required by law to be paid or withheld in connection with the exercise of Options, and to ensure that the Company receives prompt advice concerning the occurrence of any event which may create, or affect the timing or amount of, any obligation to pay or withhold any such taxes or which may make available to the Company any tax deduction resulting from the occurrence of such event.

         (c) No Option shall be transferable by a Participant other than by will or the laws of descent and distribution, and an Option may be exercised, during the Participant's lifetime, only by the Participant.

         (d) Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of the type of awards provided for hereunder (subject to shareholder approval of any such arrangement if approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

         (e) The grant of an Option shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary. The Company or any

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Subsidiary may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan.

          (f) Each Option shall be subject to the requirement that if at any time the Board shall be advised by counsel that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue or purchase of Shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free from any conditions not reasonably acceptable to the Company.

         (g) The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Option shall be determined in accordance with the laws of the State of New York, without regard to provisions governing conflicts of laws, except as such matters may be governed by the Delaware General Corporation Law and applicable federal law.

         (h) If any provision of the Plan or any Option is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Option, or would disqualify the Plan or any Option under any law, regulation or financial accounting requirement deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, regulations or accounting requirements, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, person or Option and the remainder of the Plan and any such Option shall remain in full force and effect.

         (i) Neither the Plan nor any Option shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person.

         (j) Headings are given to the subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

9.   EFFECTIVE DATE OF PLAN; TERMINATION.

         The Plan shall be effective as of February 27, 2001, upon its approval by the Compensation and Benefits Committee of the Board of Directors. The Plan shall terminate at such time as no Options remain outstanding hereunder.

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